UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2009

White River Capital, Inc.
(Exact name of registrant as specified in its charter)

Indiana	000-51493	35-1908796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6051 El Tordo, P.O. Box 9876, Rancho Santa Fe, California		92067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 997-6740

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

As previously announced, White River Capital, Inc. (“White River”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) on June 27, 2008 with First Chicago Bancorp (“First Chicago”), providing for the merger of First Chicago with and into White River, with White River as the surviving corporation.  The material terms and conditions of the Merger Agreement are described in White River’s Current Report on Form 8-K filed on July 2, 2008, which is incorporated by reference herein.

On June 2, 2009, White River delivered a written notification to First Chicago terminating the Merger Agreement, effective immediately.  As previously reported, White River and First Chicago have been engaged in discussions regarding possible alternative transaction terms (including a change of the exchange ratio set forth in the Merger Agreement).  However, the parties were unable to agree upon mutually acceptable alternative terms.  No termination fees were incurred by either party as a result of the termination of the Merger Agreement.

Relationships Between White River or its Affiliates and First Chicago. Following is a brief description of various material relationships between White River and its affiliates and First Chicago: (1) substantial interests in the common stock of both White River and First Chicago are owned by Castle Creek Capital, LLC (“Castle Creek”) through its affiliated investment funds; (2) John M. Eggemeyer, White River’s Chairman of the Board and Chief Executive Officer, and William J. Ruh, First Chicago’s Chairman and former Chief Executive Officer, are controlling principals of Castle Creek; (3) Mark R. Ruh, White River’s President and Chief Operating Officer and also a director of White River, is the brother of William J. Ruh; (4) one member of White River’s Board of Directors, John W. Rose, also serves on First Chicago’s board; (5) Richard D. Waterfield, a director of White River, holds a limited partner investment (less than 1%) in the Castle Creek investment fund that holds a substantial interest in First Chicago; and (6) as of March 31, 2009, Franklin Mutual Advisors, L.L.C. and Sandler O’Neill Asset Management LLC, entities which beneficially own approximately 17.8% and 7.7%, respectively, of White River’s issued and outstanding shares of common stock, also beneficially own approximately 23.0% and 3.5%, respectively, of First Chicago’s issued and outstanding shares of common stock.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
2.1
Agreement and Plan of Merger between White River Capital, Inc. and First Chicago Bancorp dated as of June 27, 2008 (incorporated by reference to Exhibit 2.1 of the registrant’s Form 8-K filed July 2, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

White River Capital, Inc.
Date: June 3, 2009

	By:	/s/ Martin J. Szumski
Printed Name: Martin J. Szumski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger between White River Capital, Inc. and First Chicago Bancorp dated as of June 27, 2008 (incorporated by reference to Exhibit 2.1 of the registrant’s Form 8-K filed July 2, 2008)